Exhibit 99.1

           LogicVision Reports First Quarter 2004 Financial Results

    SAN JOSE, Calif., April 26 /PRNewswire-FirstCall/ -- LogicVision, Inc. (Nasdaq: LGVN), a leading provider of embedded yield enhancement solutions for integrated circuits and systems, today announced financial results for the first quarter ended March 31, 2004. Results were above the guidance the company gave on January 26, 2004.
    Revenues for the first quarter were $2.2 million, compared with $3.7 million in the fourth quarter of 2003.
    Net loss for the first quarter was $2.2 million, or a loss of $0.14 per share, compared with a net loss of $1.7 million, or a loss of $0.11 per share, in the fourth quarter of 2003.
    Gross margins for the first quarter were 71 percent, compared with 85 percent for the fourth quarter. The decrease in gross margins reflected a change in mix between higher margin license revenues and lower margin service revenues.
    Operating expenses improved by approximately $1 million in the first quarter of 2004. The decrease in operating expenses was primarily due to the fact that the fourth quarter costs related to headcount reductions and facilities closures did not repeat in the first quarter of 2004.
    At March 31, 2004, LogicVision had $30 million in cash and cash equivalents, short-term investments and marketable securities, with no outstanding bank debt.
    LogicVision exited the first quarter with a backlog of $17.7 million, including $6.5 million of deferred revenues.
    "We continue to see strong interest from our current and potential customer base in our yield enhancement products, which allow integrated circuit designers to embed test functionality that is used during semiconductor production and throughout the useful life of the chip," said
Jim Healy, president and CEO of LogicVision.
    "We currently have a number of customer evaluation projects in process and expect to see the results of these customer assessments during the next two quarters. However, as we have discussed, selling cycles are often lengthy, customer order timing is not predictable and once an order is booked, there can be a time lag before any revenue recognition takes place.
    "In addition, during the first quarter, we announced the formation of our D2X Solutions, a service organization that provides IC supply chain management consultation to our customers. D2X will help facilitate the integration of LogicVision's IP into our customers' process flows, which we anticipate will lead to higher revenues," said Healy.

    Guidance for the Second Quarter of 2004
    Revenues for Q2 are expected to be in line with Q1 revenues.
Net loss for Q2 is expected to be in the range of $2.5 million to $2.75 million, or a loss of $0.16 cents to a loss of $0.18 cents per share.
    Cash and cash equivalents, short-term investments and marketable securities are expected to be approximately $28 million at the end of Q2.

    Conference Call
    LogicVision will broadcast its conference call discussion of first quarter 2004 financial results on Monday, April 26, 2004 at 2 p.m. pacific time. To listen to the call, please dial 773-756-4602, pass code: LogicVision. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial 402-998-0506.
    The LogicVision financial results conference call will be available via a live web cast on the investor relations section of the company's web site at http://www.logicvision.com . An archived web cast of the call will be available at http://www.logicvision.com for 12 months.

    About LogicVision, Inc.
    LogicVision provides proprietary technology that enhances yield in the manufacturing of complex semiconductors. LogicVision's embedded yield enhancement solution allows integrated circuit designers to embed test functionality that is used both during semiconductor production and throughout the useful life of the chip. Through use of these LogicVision "eyes" in the die, customers can enhance their product yield, maximize quality, lower test costs and speed time to market. For more information on the company and its products, please visit the LogicVision website at www.logicvision.com.

    FORWARD LOOKING STATEMENTS
    Except for the historical information contained herein, the matters set forth in this press release, including statements as to the Company's progress with customers, expected customer orders, the features and benefits of the Company's products, and the Company's expected financial results and condition, including revenues, net loss and cash and cash equivalents, short-term investments and marketable securities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibility that orders could be cancelled or not renewed, the ability of the Company to negotiate and sign customer agreements and obtain purchase orders, trends in capital spending in the semiconductor industry, the timing and nature of customer orders, the impact of competitive products and alternative technological advances, and other risks detailed in LogicVision's Form 10-K for the year ended December 31, 2003 and from time to time in LogicVision's SEC reports. These forward-looking statements speak only as of the date hereof. LogicVision disclaims any obligation to update these forward-looking statements.

    NOTE: LogicVision, Embedded Test and LogicVision logos are trademarks or registered trademarks of LogicVision Inc. in the United States and other countries. All other trademarks and service marks are the property of their respective owners.

                               LOGICVISION, INC
                           STATEMENTS OF OPERATIONS
                   (in thousands, except per share amount)
                                 (Unaudited)
                                                        Three Months Ended
                                                             March 31,
                                                       2004           2003
    Revenues:
      License                                         $1,149         $1,200
      Product                                            138             --
      Service                                            933          1,209
        Total revenues                                 2,220          2,409

    Cost of revenues:
      License                                             52             32
      Product                                             59             --
      Service                                            542            792
        Total cost of revenues                           653            824
    Gross profit                                       1,567          1,585

    Operating expenses:
      Research and development                         1,247          1,199
      Sales and marketing                              1,417          2,524
      General and administrative                       1,208          1,013
        Total operating expenses                       3,872          4,736

    Loss from operations                              (2,305)        (3,151)
    Interest and other income                             98            196

    Income (loss) before provision
     for income taxes                                 (2,207)        (2,955)
    Provision for income taxes                            18             11

    Net income (loss)                                $(2,225)       $(2,966)

    Net income (loss) per common share,
     basic and diluted                               $(0.14)        $(0.19)
    Weighted average number of shares
     outstanding, basic and diluted                   15,901         15,292


                               LOGICVISION, INC
                                BALANCE SHEETS
                                (in thousands)
                                 (Unaudited)
                                                     March 31,   December 31,
                                                        2004           2003
                                                  (unaudited)
                    ASSETS
    Current Assets:
      Cash and cash equivalents                      $12,564        $15,475
      Short-term investments                           3,751          3,782
      Accounts receivable, net                         1,125          2,756
      Prepaid expenses and other current assets        1,300          1,251
        Total current assets                          18,740         23,264
    Property and equipment, net                          897            922
    Marketable securities                             13,620         11,801
    Other long-term assets, net                          515            508
        Total assets                                 $33,772        $36,495

    Total cash and cash equivalents
     and marketable securities                       $29,935        $31,058


                   LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities:
      Short-term debt                                    $--            $--
      Accounts payable                                   230            754
      Accrued liabilities                              1,632          1,389
      Deferred revenue                                 5,136          5,482
        Total current liabilities                      6,998          7,625
      Deferred revenue                                 1,349          1,719
        Total liabilities                              8,347          9,344

    Stockholders' Equity:
      Common stock                                         2              2
      Additional paid-in capital                      98,227         97,759
      Deferred stock-based compensation                  (82)          (132)
      Accumulated other comprehensive income             116            135
      Accumulated deficit                            (72,838)       (70,613)
        Total stockholders' equity                    25,425         27,151
        Total liabilities and
         stockholders' equity                        $33,772        $36,495


SOURCE  LogicVision, Inc.
    -0-                             04/26/2004
    /CONTACT:  investors, Bruce M. Jaffe, Vice President & CFO,
+1-408-453-0146, or InvestorRelations@logicvision.com, or media, Christina Carrabino, Account Director, +1-650-470-0200, or Christina@stapleton.com, both of LogicVision, Inc./
    /Web site:  http://www.logicvision.com /
    (LGVN)

CO:  LogicVision, Inc.
ST:  California
IN:  CPR STW
SU:  ERN ERP CCA